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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 _____________


                                    FORM 8-K
                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  April 10, 1997



                           OSICOM TECHNOLOGIES, INC.
                           -------------------------
               (Exact name of Registrant as specified in charter)





       New Jersey                    0-15810                    22-2367234
       ----------                    -------                    ----------
 State or other juris-             (Commission                (IRS Employer
diction of incorporation           File Number)             Identification No.)





   2800 28th Street, Suite 100, Santa Monica, CA                  90405
   ---------------------------------------------                  -----
     (Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:           (310) 581-4030
                                                              --------------


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Item 5.          Other events

         Effective March 20, 1997, Osicom Technologies, Inc. ("Osicom") and Asia Broadcasting Communications Network, Ltd. ("ABCN"), established a strategic alliance. ABCN, a privately-held media and communications company based in Bangkok, Thailand, is constructing a satellite communications system for the purpose of providing Direct-to-Home television and high-speed Internet access satellite services to Asia. Osicom develops and manufactures devices and associated software that would assist ABCN to provide high-speed Internet access satellite services.

         ABCN was established to create the first Asia-wide broadband distribution platform for Direct Broadcasting Services, multi-media and high-speed Internet access and online services. Initial plans call for two high-powered, geosyncronys satellites currently being constructed, with the first scheduled for launch during the fourth quarter of 1997 and the second during the third quarter of 1998. Each satellite will provide 400 to 450 channels of digital DBS television, plus 45 megabits per second of data transmission rates for high-speed access. The satellites are being constructed by Space Systems/Loral. ABCN's system will be the first of its kind in Asia. The satellite footprint will cover three billion people, including 280 million television households and 30 million personal computer users.

         Under the terms of the alliance, ABCN agrees that Osicom shall be the designated supplier of ABCN's network equipment and technology and of its customers' terminal devices subject to the satisfaction of certain conditions. As part of the strategic alliance, pursuant to the terms of a share purchase agreement dated march 20, 1997, Osicom acquired 5,000,000 common shares of ABCN, par value U.S. $0.35, at a purchase price of U.S. $1.45, in exchange for 674,419 shares of Osicom Common Stock. Upon issuance of such shares, ABCN became the beneficial owner of 674,419 shares of Osicom Common Stock.


Item 7.          Exhibits

                 99.1 Share Purchase Agreement, dated March 20, 1997 by and among Asia Broadcasting and Communications Network, Ltd. and Osicom Technologies, Inc.

                 99.2 Cooperation and Supply Agreement, dated as of March 21, 1997, by and among Osicom Technologies, Inc. and Asia Broadcasting and Communications Network, Ltd.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                    Osicom Technologies, Inc.
                                                    -------------------------
                                                          (Registrant)


Dated:  April 10, 1997                            By: /s/Christopher E. Sue
                                                     ------------------------
                                                         Christopher E. Sue,
                                                         Chief Financial Officer